<FILENAME>ims032207misc_8k.txt


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): March 20, 2007


                       INTERNATIONAL MONETARY SYSTEMS, LTD.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


            Wisconsin                 000-30853                   39-1924096
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission File             (IRS Employer
      of Incorporation)                Number)               Identification No.)


         16901 West Glendale Drive, New Berlin WI            53151
--------------------------------------------------------------------------------
        (Address of Principal Executive Offices)           (Zip Code)


                                 (262) 780-3640
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                      International Monetary Systems, Ltd.


Item 1.01   Entry Into A Material Definitive Agreement.

     The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.


Item 3.02 Unregistered Sales (Conversion) of Equity Securities.

   On March 20, 2007, International Monetary Systems, LTD (the "Company") received $412,500 in exchange for 750,000 shares ($.55 per share) of its common stock, par value $0.001 per share ("Common Stock"). The shares were issued as the result of Pratoerian Offshore, Ltd. exercising warrants. The funds will be used to improve the company's infrastructure and continue expanding its sales force. The transaction is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the rules promulgated thereunder.


In addition, a two private investors holding convertible notes in the amount of $500,000 have completed their conversion to equity. They will receive a total of 1,666,667 shares ($.30 per share) of the Company's common stock, par value $0.001 per share.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          99.1    Press Release dated March 20, 2007.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        International Monetary Systems, Ltd.

Date March 22, 2007                     By: /s/ Donald F. Mardak
                                            ------------------------
                                                Donald F. Mardak
                                                Chief Executive Officer